As filed with the Securities and Exchange Commission on November 8, 2004


                                                      Registration No. 333-50392
                                                      Registration No. 333-70427
                                                      Registration No. 333-50390
                                                      Registration No. 033-32123
                                                      Registration No. 333-70397
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                         POST EFFECTIVE AMENDMENT No. 1
                                       TO

                                    FORM S-8
                             REGISTRATION STATEMENTS
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                  ANAREN, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            New York                                            16-0928561
  (State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                         Identification Number)

                                   ----------

                               6635 Kirkville Road
                          East Syracuse, New York 13057
                    (Address of Principal Executive Offices)

            Anaren, Inc. 2004 Comprehensive Long-Term Incentive Plan
                            (Full Title of the Plan)

                                Lawrence A. Sala
                      President and Chief Executive Officer
                               6635 Kirkville Road
                          East Syracuse, New York 13057
                     (Name and Address of Agent For Service)

                                 (315) 432-8909
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:
                             David M. Ferrara, Esq.
                          Bond, Schoeneck & King, PLLC
                               One Lincoln Center
                          Syracuse, New York 13202-1355
                                 (315) 218-8000

                                   ----------

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                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                                Explanatory Note

      This Amendment is filed for the purpose of amending the registration statements on Form S-8 previously filed by Anaren, Inc. (the "Company") (Exchange Act. File No. 000-06620) with respect to the Anaren, Inc. Incentive Stock Option Plan for Key Employees (Registration Nos. 333-50390 and 333-70427), the Anaren, Inc. Stock Option Plan (Registration No. 333-50392), and the Anaren, Inc. Nonstatutory Stock Option Plan (Registration Nos. 033-32123 and 333-70397)(collectively, the "Existing Plans") solely to reflect the amendment, restatement and consolidation of the Existing Plans under the name of the "Anaren, Inc. 2004 Comprehensive Long-Term Incentive Plan" (the "2004 Plan"). The shares of the Company's Common Stock authorized for issuance under the 2004 Plan consist solely of shares previously remaining authorized for issuance under the Existing Plans, and no additional shares are authorized for issuance under the 2004 Plan or registered hereby.

Item 8.     Exhibits.

            24.1 Power of Attorney (included at page 3 of this Amendment).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in East Syracuse, New York on the 4th day of November, 2004.

                                      ANAREN, INC.

                                       By: /s/ Lawrence A. Sala
                                           -------------------------------------
                                           Lawrence A. Sala
                                           President and Chief Executive Officer

      Each person whose signature appears below hereby authorizes Lawrence A. Sala, as attorney-in-fact, to execute in the name of such person and to file this Amendment (including any changes that he may deem necessary or appropriate).

      Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                 TITLE                                 DATE

/s/ Lawerence A. Sala     President, Chief Executive            November 4, 2004
----------------------    Officer and Chairman of the Board
Lawrence A. Sala          (Principal Executive Officer)

/s/ Joseph E. Porcello    Vice President of Finance             November 4, 2004
----------------------    (Principal Financial and
Joseph E. Porcello        Accounting Officer)

/s/ Carl W. Gerst         Director                              November 4, 2004
----------------------
Carl W. Gerst

/s/ Herbert I. Corkin     Director                              November 4, 2004
----------------------
Herbert I. Corkin

/s/ Dale F. Eck           Director                              November 4, 2004
----------------------
Dale F. Eck

/s/ David Wilemon         Director                              November 4, 2004
----------------------
David Wilemon

/s/ Matthew S. Robison    Director                              November 4, 2004
----------------------
Matthew S. Robison

/s/ James G. Gould        Director                              November 4, 2004
----------------------
James G. Gould